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                                                                    Exhibit 99.1


CONTACT:          JOSEPH MACNOW
                  (201) 587-1000

                                                     [Vornado Realty Trust logo]
                                                     Park 80 West, Plaza II
                                                     Saddle Brook, NJ 07663



FOR IMMEDIATE RELEASE - November 12, 1998



         SADDLE BROOK, NEW JERSEY ..... VORNADO REALTY TRUST (NYSE: VNO) today announced that Vornado Realty L.P., the operating partnership through which Vornado Realty Trust conducts its business, has sold $60 million of 8.5% Series D-1 Cumulative Redeemable Preferred Units to an institutional investor in a private placement, resulting in net proceeds of approximately $58.5 million. The perpetual Preferred Units may be called without penalty at the option of Vornado Realty L.P. commencing in 2003.

         The securities have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.

         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.


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